Exhibit 3.4

BYLAWS

OF

FIRST EAGLE BDC, INC.

ARTICLE I

Offices

SECTION 1.01              Registered Office.  The registered office and registered agent of First Eagle BDC, Inc., a Delaware corporation (the “Corporation”), shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).  The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.01              Annual Meetings.  Annual meetings of stockholders of the Corporation (“Stockholders”) may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.10 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law”). The Board of Directors may postpone, adjourn, recess, reschedule or cancel any annual meeting of Stockholders previously scheduled by the Board of Directors.

SECTION 2.02              Special Meetings.

(A)                               Special Meetings Called by Directors or Officers.  Unless otherwise prescribed by statute or by the Certificate of Incorporation or as set forth in clause (B) below, Special meetings of Stockholders shall be called for any purpose or purposes by the Secretary at the request of the Chairperson of the Board, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any such special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.10 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law. The Board of Directors may postpone, adjourn, recess, reschedule or cancel any special meeting of Stockholders previously scheduled by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

(B)                               Special Meetings Called by Stockholders.   Special meetings of Stockholders (each a “Stockholder Requested Special Meeting”) shall also be called by the Secretary upon the written request to the Secretary of a Stockholder (or a group of Stockholders formed for the purpose of making such request) owning not less than a majority of the capital stock of the Corporation issued and outstanding and entitled to vote who shall have delivered a written request to call such meeting in accordance with these Bylaws.  Any request by a Stockholder or Stockholders to call a special meeting shall state the purpose or purposes of the proposed meeting and all other information required pursuant to Section 2.03 of these Bylaws.  Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of Stockholders if (i) the Board of Directors has called or calls an annual or special meeting of Stockholders to be held not later than sixty (60) days after the date on which a valid request has been delivered to the Secretary (the “Delivery Date”) where the request contains the same item as any item on the agenda for such annual or special meeting; or (ii) the request (A) is received by the Secretary during the period commencing sixty (60) days prior to the first anniversary of the date of the previous year’s annual meeting (or, if not annual meeting was held in the previous year, sixty (60) days prior to the date of the first or next annual meeting) and ending on the date of the next annual meeting, (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of Stockholders held within thirty (30) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), excluding, for purposes of determining what constitutes a Similar Item, ancillary items that are contained in the request solely to support the primary item(s) of such request, (C) relates to an item of business that is not a proper subject for action by the Stockholders under applicable law or (D) was made in a manner that involved a violation of applicable law.

Following receipt of a valid request by any Stockholder or Stockholders entitled to call a special meeting pursuant to this Section 2.02(B), the Board of Directors shall determine a date and time for the requested meeting, which date shall not be less than fifty (50) days nor more than seventy (70) days after receipt and determination of the validity of such request, and the Board of Directors shall establish a record date for the determination of Stockholders entitled to vote at such special meeting.  Following such determination and establishment, it shall be the duty of the Secretary, or if the Secretary is unable or unwilling, an Assistant Secretary, to cause notice of the special meeting to be given in accordance with Section 2.04. The notice of such special meeting shall include the purpose for which the meeting is called. The Board of Directors may submit its own proposal or proposals for consideration at any special meeting of Stockholders.

SECTION 2.03              Notice of Stockholder Business and Nominations.

(A)                               At any meeting of the Stockholders, only such business shall be conducted and only such nominations shall be made as shall have been properly brought before the meeting. To be properly brought before a Stockholders’ meeting, business or nominations must be (1) with respect to an annual meeting of Stockholders, specified in the Corporation’s proxy materials and notice of meeting with respect to such meeting (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the Board of Directors, (2) with respect to a special meeting, properly brought before the meeting by or at the direction of the Board of Directors, the Chairperson of the Board and/or the Chief Executive Officer in accordance with Section 2.02(A), or (3) with respect to an annual meeting or special meeting, properly brought before the meeting by a Stockholder in accordance with this Section 2.03. For business or nominations to be properly brought before a Stockholders’ meeting by a Stockholder in accordance with this Section 2.03, (i) the Stockholder must be a Stockholder of record on the date of the giving of such notice and on the record date for the determination of Stockholders entitled to vote at such meeting, (ii) the Stockholder must be entitled to vote at the meeting, (iii) the business must constitute a proper matter under Delaware law for stockholder action, (iv) the procedures in this Section 2.03 (including without limitation, the giving of timely notice) must be complied with and the Stockholder giving the notice and the beneficial owner, if different, on whose behalf such nomination is made or such other business is being brought, must each have acted in accordance with the representations set forth in the Stockholder’s notice required pursuant to this Section 2.03, and (v) with respect to any item of business to be brought at a special meeting, the item of business must appear on the written request that prompted such meeting to be called and otherwise in compliance with this Section 2.03. Except (1) for any directors elected in accordance with Section 3.05 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (2) as otherwise required by applicable law, only persons who are nominated in accordance with the procedures in this Section 2.03 shall be eligible for election as directors.

(B)                               A Stockholder must provide written notice of business, or a nomination pursuant to Section 2.03, to be brought at an annual meeting to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of Stockholders; provided, that, subject to the last sentence of this Section 2.03(B), in the event that the date of the current year’s annual meeting has changed by more than thirty (30) days from the one-year anniversary of the date that the prior year’s annual meeting was first convened, or if no annual meeting was held in the preceding year, such Stockholder’s notice to be timely must be so received not later than the close of business on the later of (A) the ninetieth (90th) day prior to the current year’s annual meeting and (B) the tenth (10th) day following the day on which notice of the date of the current year’s annual meeting was mailed or public disclosure of the date of the current year’s annual meeting was made, whichever mailing or disclosure first occurs. Notwithstanding anything in this Section 2.03 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominees would otherwise be due under this Section 2.03, a Stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public disclosure of such increase is first made by the Corporation. A Stockholder must provide written notice of nomination for election to the Board of Directors at a special meeting of Stockholders properly called for such purpose to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (x) the sixtieth (60th) day prior to the special meeting and (y) the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever mailing or disclosure first occurs. In no event shall the adjournment or postponement of an annual or special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.

(C)                               For nominations to be properly brought before a meeting, the Stockholder’s notice to the Secretary shall include (1) the information required to be provided by Section 2.03(E) and the completed and executed consents, agreement and questionnaires required to be provided by Section 2.03(F), and (2) as to each person whom the Stockholder proposes to nominate for election or reelection to the Board of Directors, (i) such person’s name, age and address, (ii) such person’s principal occupation or employment, (iii) the class, series and number of shares of stock of the Corporation that are directly or indirectly owned, beneficially or of record, by such person, (iv) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the Stockholder, the beneficial owner, if different, on whose behalf the nomination is being made and the respective affiliates (for purposes of these Bylaws, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”)) and associates of, or others acting in concert with, such Stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Stockholder making the nomination and the beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (v) a representation of such person that such person intends to serve as a director of the Corporation for the term for which such person is proposed as a nominee, (vi) whether such Stockholder believes such person is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”), and information regarding such person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination, and (vii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation.

(D)                               In order for any business other than a nomination to be brought before a meeting by a Stockholder, the Stockholder’s notice to the Secretary shall set forth (1) the information required under Section 2.03(E), and (2) as to each matter the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest of such Stockholder and beneficial owner, and the respective affiliates and associates of, or others acting in concert with, such Stockholder and such beneficial owner, in such business.

(E)                                Any Stockholder’s notice required to be provided to the Secretary pursuant to Section 2.03(C) or (D) shall include the information specified in such provision, as applicable, and also shall set forth as to the Stockholder of record giving the notice and the beneficial owner, if different, on whose behalf the nomination or proposal is made (each, a “party”) (i) the name and address of each such party, (ii) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially or of record by each such party, (iii) any option, warrant, convertible security, stock appreciation right, or other instrument or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (v) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.03(E), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) to which each such party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (ix) a description of any direct or indirect agreement, arrangement or understanding between or among such Stockholder and/or such beneficial owner, on the one hand, and the proposed nominee or any other person or persons (including their names) on the other hand, in connection with the proposal of such business or pursuant to which the nomination is being made, (x) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and/or bring the business identified in the notice, as applicable, and (xii) a representation that each such party will or is part of a group that will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Stockholder and/or otherwise to solicit proxies from Stockholders in support of such nomination(s). “Indirect” rights and interests of a party shall include without limitation any rights or interests held by members of such party’s immediate family sharing the same household.

(F)                              General.  (1) A person shall not be eligible for election or re-election as a director at an annual or special Meeting unless the person (i) is nominated (A) by a Stockholder of record in accordance with Section 2.03 or (B) by or at the direction of the Board of Directors, (ii) submits a written consent to serve as a director if elected, (iii) submits a written consent to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, (iv) delivers (in accordance with the time periods prescribed for delivery of notice under Section 2.03) an executed agreement, in a form deemed satisfactory to the Corporation, that (A) the person has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and all other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (B) the person is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, and (C) the person is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the Corporation, and (v) completes, signs and submits (in accordance with the time periods prescribed for delivery of notice under Section 2.03) all questionnaires required of the Corporation’s Board of Directors (which such questionnaires shall be provided by the Secretary upon written request). In addition, a person shall not be eligible for election or re-election as a director at an annual or special meeting of Stockholder unless the person provides within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such person meets the requirements of Section 2.03, and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (x) such person is independent under any applicable stock exchange rules or rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, (y) such person has any direct or indirect relationship with the Corporation, and (z) (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any of the “bad actor” disqualifications specified in Rule 506(d) of Regulation D under the Securities Act, is or has been applicable to such person.

(2)                                 Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.  The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.03, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(3)                                 Whenever used in these Bylaws, “public disclosure” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4)                                 A Stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the Stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the Stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date.

(5)                                 Notwithstanding the foregoing provisions of this Section 2.03, a Stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.03.  Nothing in these Bylaws shall be deemed to affect any special rights of the holders of any class or series of stock having a preference over the

Common Stock as to dividends or upon liquidation to elect additional directors upon the occurrence of a specified event or events.

(G)                               Nothing in this Section 2.03 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.

SECTION 2.04              Notice of Meetings.  Whenever Stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the General Corporation Law, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed, or transmitted electronically by the Secretary of the Corporation, to each Stockholder of record entitled to vote thereat as of the record date for determining the Stockholders entitled to notice of the meeting.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting.  Notice of any meeting need not be given to any Stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the Stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

SECTION 2.05              Quorum.  Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders; provided that where a separate vote by a class or classes or series of stock is required, the holders of a majority of all issued and outstanding stock of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.  Abstentions will be treated as shares of capital stock of the Corporation that are present and entitled to vote for purposes of determining the number present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding shares of capital stock of the Corporation in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those shares of capital stock of the Corporation will not be considered as present and entitled to vote with respect to such proposal.  Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Stockholders.

SECTION 2.06              Voting; Proxies.  (A)  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question (other than the election of directors) brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(B)                               Except as otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to such director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails the notice of such meeting to the Stockholders, the number of nominees for the directorships (or, if applicable, the directorships of a particular class of directors) exceeds the number of such directors to be elected, such directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 2.06, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(C)                               Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, if there be such proxy.

SECTION 2.07              Chairperson of Meetings.  The Chairperson of the Board, if one is elected, or, in his or her absence or disability, the Chief Executive Officer or the President, or, in the absence or disability of the Chairperson of the Board and the Chief Executive Officer or the President, a person designated by the Board of Directors, shall be the chairperson of the meeting and, as such, preside at all meetings of the Stockholders.

SECTION 2.08              Secretary of Meetings.  The Secretary of the Corporation shall act as secretary at all meetings of the Stockholders.  In the absence or disability of the Secretary, the Chairperson of the Board or, in his or her absence or disability, the Chief Executive Officer, or in their absence or disability, the chairperson of the meeting shall appoint a person to act as secretary at such meetings.

SECTION 2.09              Adjournment.  At any meeting of Stockholders, if less than a quorum be present or if an insufficient number of votes be present for the adoption of a matter at such meeting, the chairperson of the meeting or Stockholders holding a majority of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.  Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of Stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.10              Remote Communication.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may, by means of remote communication:

(a) participate in a meeting of Stockholders; and

(b) be deemed present in person and vote at a meeting of Stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided, that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such Stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any Stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.11              Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of Stockholders, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.12     Written Consent of Stockholders Without A Meeting. Any action to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a unanimous consent, setting forth the action to be so taken, shall be signed by the holders of outstanding stock entitled to vote thereon and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.

ARTICLE III

Board of Directors

SECTION 3.01     Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the General Corporation Law or the Certificate of Incorporation directed or required to be exercised or done by the Stockholders.

SECTION 3.02     Number and Term; Chairperson.  Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors by a majority of the directors then in office, provided that the number thereof shall never be less than the minimum number required by the General Corporation Law.  The term of each director shall be as set forth in the Certificate of Incorporation.  Directors need not be Stockholders. The Board of Directors shall elect a Chairperson of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.  The Chairperson of the Board shall preside at all meetings of the Board of Directors at which he or she is present.  If the Chairperson of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairperson of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03     Resignations.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the Secretary of the Corporation.  The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04     Removal.  Directors of the Corporation may be removed only in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.05     Vacancies and Newly Created Directorships. Vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.  Unless otherwise provided by the Certificate of Incorporation, any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting for the election of directors (or, if applicable, the next meeting for the election of the class of directors for which such director shall have been appointed) and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 3.06     Meetings.  Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairperson of the Board or the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary if directed by a majority of the directors then in office, and shall be at such places and times as he, she or they shall fix.  Notice need not be given of regular meetings of the Board of Directors.  At least twenty four (24) hours, or three (3) days if notice is mailed, before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 3.07     Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present (including directors present by telephone or other electronic means, unless the Investment Company Act requires that a particular action be taken only at a meeting of the Board of Directors in person) at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 3.08     Committees; Committee Rules.  The Board of Directors may designate one or more committees, including but not limited to an Audit Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to Stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation.  All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.  Unless otherwise provided in such a resolution, the presence of the greater of one-third or two members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.  Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3.09     Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors; provided, that this Section 3.09 shall not apply to any action of the Board of Directors that requires the vote of the directors to be cast in person at a meeting pursuant to the Investment Company Act.  Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10     Remote Meeting.  Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other.  Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting; provided, however, that this Section 3.10 shall not apply to any action of the Board of Directors that requires the vote of the directors to be cast in person at a meeting pursuant to the Investment Company Act.

SECTION 3.11     Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12     Reliance on Books and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

SECTION 4.01     Number.  The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Compliance Officer, a Chief Operating Officer, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal.  In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents or Senior Vice Presidents, and one or more Assistant Treasurers or Assistant Secretaries, each of whom shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person.

SECTION 4.02     Other Officers and Agents.  The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.  The Board of Directors may appoint one or more officers called a Vice Chairperson, each of whom does not need to be a member of the Board of Directors.

SECTION 4.03     Chief Executive Officer.  The Chief Executive Officer, who may, if so determined by the Board of Directors, also be designated by the title of “President” unless a separate President shall be appointed, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.  If the Board of Directors has not elected a Chairperson of the Board or in the absence or inability to act as the Chairperson of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairperson of the Board, but only if the Chief Executive Officer is a director of the Corporation.

SECTION 4.04     President.  The President, if any, shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chief Executive Officer or these Bylaws.

SECTION 4.05     Vice Presidents.  Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as prescribed from time to time by the Chief Executive Officer, the President, the Board of Directors or these Bylaws.

SECTION 4.06     Chief Compliance Officer. The Chief Compliance Officer shall have general responsibility for the compliance matters of the Corporation and shall perform such other duties and exercise such other powers that are or from time to time as prescribed by the Board of Directors, all in accordance with policies as established by and subject to oversight of the Board of Directors. Additionally, the Chief Compliance Officer shall, no less than annually, (i) provide a written report to the Board of Directors, the content of which shall comply with Rule 38a-1 of the Investment Company Act, and (ii) meet separately with the Corporation’s independent Directors.

SECTION 4.07     Treasurer.  The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes.  The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor.  The Treasurer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such amount and with such surety as the Board of Directors shall prescribe for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.  In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as prescribed from time to time by the Chief Executive Officer, the President, the Board of Directors or these Bylaws.

SECTION 4.08     Secretary.  The Secretary shall: (a) cause minutes of all meetings of Stockholders and the Board of Directors (or any committee thereof) to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required.  The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer, the President, the Board of Directors, or these Bylaws.

SECTION 4.09     Assistant Treasurers and Assistant Secretaries.  Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine.  In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as prescribed from time to time by the Chief Executive Officer, the President, the Board of Directors or the Treasurer or Secretary, respectively, or these Bylaws.

SECTION 4.10     Corporate Funds and Checks.  The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes.  All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.11     Contracts and Other Documents.  The Chief Executive Officer or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 4.12     Ownership of Stock of Another Corporation.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 4.13     Delegation of Duties.  In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 4.14     Resignation and Removal.  Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors.  Any officer may resign at any time in the same manner prescribed for directors under Section 3.03 of these Bylaws.

SECTION 4.15     Vacancies.  Subject to the requirements of the Investment Company Act, the Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V

Stock

SECTION 5.01     Shares With Certificates.  The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (1) the Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President or a Vice President, and (2) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder.  Any or all of the signatures on the certificate may be a facsimile.  The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 5.02     Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the General Corporation Law, shall, within a reasonable time after the issue or transfer of shares without certificates, send the applicable Stockholder a written statement of the information required by the General Corporation Law.  The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.  The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the recordation, transfer or registration of uncertificated shares of its stock.

SECTION 5.03     Transfer of Shares.  Subject to any restrictions on transfer or ownership, including under the Certificate of Incorporation, any certificate of designation relating to any series of preferred stock of the Corporation, these Bylaws, any contract or agreement or applicable law or otherwise, shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers.  Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued.  Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law.  A record shall be made of each transfer.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5.04     Lost, Stolen, Destroyed or Mutilated Certificates.  A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.  A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

SECTION 5.05     List of Stockholders Entitled To Vote.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting (provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the Stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.  Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. If the meeting is to be held at a place, then a list of Stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of Stockholders.

SECTION 5.06     Fixing Date for Determination of Stockholders of Record.

(A)          In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)          In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(C)          In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.07     Registered Stockholders.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares.  To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

SECTION 6.01     Notice.  If mailed, notice to Stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law.

SECTION 6.02     Waiver of Notice.  A written waiver of any notice, signed by a Stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

SECTION 7.01     Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, foundation, association, organization, or other legal entity, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of

Directors.  Notwithstanding anything to the contrary set forth herein, any indemnification or payment or reimbursement of expenses made pursuant to this Article VII shall be subject to applicable requirements of the Investment Company Act.

SECTION 7.02              Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”)), such advancement of expenses to be paid by the Corporation within twenty (20) business days after the receipt by the Corporation of a statement or statements from the claimant requesting and reasonably evidencing such advancement of expenses from time to time; provided, that, if the General Corporation Law requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made solely following delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

SECTION 7.03              Right of Indemnitee to Bring Suit.

(A)                               Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) by the Board of Directors by a majority vote of the “Disinterested Directors” (as hereinafter defined), even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (d) if a quorum of Disinterested Directors so directs, by the Stockholders.

In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors.  The Corporation shall give written notice to the claimant advising the claimant of the identity of the Independent Counsel so selected.  The claimant may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection; provided, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Section 7.03, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within thirty (30) days after submission by the claimant of a written request for indemnification pursuant to Section 7.01, no Independent Counsel shall have been selected and not objected to, either the Corporation or the claimant may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the claimant to the Corporation’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereunder.  The Corporation shall pay any and all fees and expenses of Independent Counsel reasonably incurred in connection with acting pursuant to this Section 7.03, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7.03, regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding pursuant to Section 7.03, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

If it is determined that the claimant is entitled to indemnification, the Corporation shall pay the claimant within twenty (20) business days after such determination any then known amounts with respect to which it has been so determined that the claimant is entitled to indemnification hereunder and will pay any other amounts thereafter incurred for which indemnitee is entitled to indemnification within twenty (20) business days of the Corporation’s receipt of reasonably detailed invoices for such amounts.

For the purpose of this Article VII:

“Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the proceeding in respect of which indemnification is sought by the claimant.

“Independent Counsel” shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or the claimant in any matter material to any such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not shall include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VII.

(B)                               In the event that (i) a determination is made pursuant to Section 7.03(A) that the claimant is not entitled to indemnification, (ii) advancement of expenses is not timely made pursuant to Section 7.02 or (iii) a claim for indemnification under Section 7.01 is not paid in full by the Corporation within twenty (20) business days after a determination has been made that the claimant is entitled to indemnification, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Disinterested Directors, a committee of such directors, Independent Counsel, or Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Disinterested Directors, a committee of such directors, Independent Counsel, or Stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04              Indemnification Not Exclusive.  The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of Stockholders or Disinterested Directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

SECTION 7.05              Corporate Obligations; Reliance.  The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation (including any officer or director of the Corporation acting at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation.

SECTION 7.06              Nature of Rights.  The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 7.07              Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

SECTION 7.08              Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.  The approval by the Board of Directors of any agreement containing rights to indemnification or advancement of expenses to any employee or agent of the Corporation shall be deemed to constitute authorization of the grant of the rights to indemnification or advancement of expenses to such employee or agent as set forth therein.

SECTION 7.09              Limits on Indemnification. To the extent required by the 1940 Act, no provision of this Article VII shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its Stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE VIII

Miscellaneous

SECTION 8.01              Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.02              Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 8.03              Dividends.  Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

SECTION 8.04              Fiscal Year.  The fiscal year of the Corporation shall end on the last day of each year or such other day as the Board of Directors may designate.

SECTION 8.05              Loans.  Subject to compliance with applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this Section 8.05 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

SECTION 8.06              Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.07              Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

SECTION 8.08              Conflict with Investment Company Act. If and to the extent that any provision of the General Corporation Law or any provision of these Bylaws shall conflict with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE IX

Amendments

SECTION 9.01              Amendments.  The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the Stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the Stockholders, but in addition to any other vote of the holders of any class or series of capital stock of the Corporation required by the Certificate of Incorporation or applicable law, the affirmative vote of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the Stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 9.01) or to adopt any provision inconsistent with these Bylaws.

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